UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑ Filed by the Registrant	☐ Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Bloom Energy Corp.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):

☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-1 1

SUPPLEMENT TO
NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT
For the Annual Meeting of Stockholders
To Be Held on Wednesday, May 14, 2025

This Supplement provides updated information with respect to the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Bloom Energy Corporation (the “Company”) to be held on Wednesday, May 14, 2025.

This Supplement should be read in conjunction with the Company’s Notice of the 2025 Annual Meeting of Stockholders and Definitive Proxy Statement for the Annual Meeting (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on April 2, 2025.

Additional Information for Proposal 2: Advisory Approval of Named Executive Officer Compensation

The Company is filing this Supplement to clarify that the Compensation Committee of the Board of Directors does not intend to grant our CEO, KR Sridhar, additional equity awards during the three-year vesting period of his December 2024 equity grant, as that grant was front-loaded and intended to cover 2025 through 2027.

We urge stockholders to vote FOR Proposal 2 and the other proposals to be voted on at the Annual Meeting.